UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2012

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of ViaSat, Inc. held on January 27, 2012, ViaSat’s stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1: To elect Mark Dankberg, Michael Targoff and Harvey White to serve as Class III Directors.

Nominee	For	Withheld	Broker Non-Votes
Mark Dankberg	34,913,369	440,827	4,252,798
Michael Targoff	31,305,558	4,048,638	4,252,798
Harvey White	34,779,130	575,066	4,252,798

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as ViaSat’s independent registered public accounting firm for the fiscal year ending March 30, 2012.

00,000,000,000	00,000,000,000	00,000,000,000	00,000,000,000
For	Against	Abstentions	Broker Non-Votes
39,405,319	169,816	31,859	0

Proposal 3: To conduct an advisory vote on executive compensation.

00,000,000,000	00,000,000,000	00,000,000,000	00,000,000,000
For	Against	Abstentions	Broker Non-Votes
34,673,686	636,818	43,692	4,252,798

Proposal 4: To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.

	00,000,000,000	00,000,000,000	00,000,000,000	00,000,000,000
1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
25,483,920	8,429,070	1,394,390	46,816	4,252,798

Based on these results, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	ViaSat, Inc.

	By:	/s/ Paul G. Castor
Paul G. Castor
Associate General Counsel

3